UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 20, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

PMC Amendment

On September 20, 2024, Real Good Foods, LLC (the “Borrower”), a wholly owned subsidiary of The Real Good Food Company, Inc. (“Holdings,” and together with the Borrower, the “Company”), entered into an Amended and Restated Super-Priority Loan and Security Agreement (“PMC Loan Agreement”) and the Amended and Restated Loan Agreement (“PMC Subordinated Loan Agreement”) with PMC Financial Services Group, LLC (“PMC”). The PMC Loan Agreement and PMC Subordinated Loan Agreement restate the original loan agreement with the Borrower dated June 30, 2016, as subsequently amended (the “Existing Facility”).

The PMC Loan Agreement consolidates the existing revolving and equipment loans the Company has with PMC under the Existing Facility into one new loan in an aggregate principal amount of $52,986,153 (the “PMC Consolidated Loan”) (subsequent to the paydown of approximately $8.0 million in connection with the Emblem Transaction described below). Additionally, the PMC Subordinated Loan Agreement combines the existing $90.0 million term loan between the Company and PMC under the Existing Facility, with all accrued and unpaid interest to date into one new term loan in an aggregate principal amount of $100,543,575 (“PMC Term Loan”).

Each of the PMC Consolidated Loan and the PMC Term Loan mature on December 31, 2026, provided that (i) if $50 million, as may be reduced from time to time in accordance with the terms of the PMC Loan Agreement, of the PMC Consolidated Loan is paid down prior to December 31, 2026, the maturity date of the PMC Consolidated Loan and the maturity date of the PMC Term Loan shall be automatically extended to September 20, 2029, or (ii) if, on or prior to March 20, 2025, Holdings’ board of directors and shareholders do not approve of the issuance of Holdings’ equity equal to at least 49.99% of its outstanding fully diluted equity (as described below under “A&R LLC Agreement and Exchange Agreement”), both the PMC Consolidated Loan and the PMC Term Loan will mature on March 20, 2025.

The PMC Consolidated Loan and PMC Term Loan are secured by substantially all the assets of the Company, including the equity of the Borrower, and are guaranteed by Holdings.

The PMC Consolidated Loan shall bear interest at an annual rate of 15%, to be paid in-kind, and the PMC Term Loan shall bear interest at an annual rate of 18%, to be paid in-kind.

Emblem Transaction

On September 20, 2024, the Borrower entered into a Super-Priority Loan and Security Agreement (the “Emblem Loan Agreement”) with affiliates of Emblem Investments Fund I, LP (“Emblem”). The Emblem Loan Agreement provides for a super-priority loan facility consisting of a term loan in a principal amount of $60.0 million (the “Emblem Term Loan”). The proceeds of the Emblem Term Loan will be used for working capital and other general corporate purposes, as well as the payment of fees and expenses of approximately $5.0 million incurred in connection with the Emblem Loan Agreement, in addition to the paydown of approximately $8.0 million under the Company’s existing revolving and equipment loans under the Existing Facility with PMC.

The Emblem Term Loan matures on September 20, 2029, subject to the following conditions: (i) the paydown of the PMC Consolidated Loan on or prior to December 31, 2026 (unless extended by PMC); and (ii) on or prior to March 20, 2025, Holdings’ board of directors and shareholders approve of the issuance of Holdings’ equity equal to at least 49.99% of its outstanding fully diluted equity (as described below under “A&R LLC Agreement and Exchange Agreement”). Should the condition in clause (i) not be achieved, the Emblem Term Loan will mature on December 31, 2026. Should the condition in clause (ii) not be achieved, the Emblem Term Loan will mature on March 20, 2025.

The Emblem Term Loan bears interest at an annual rate of 15%, to be paid in-kind. Should certain additional loans be made subsequent to the Emblem Term Loan, the Emblem Term Loan will then bear interest at an annual rate of 8%, to be paid in cash, and 7%, to be paid in-kind.

The Emblem Term Loan is secured by substantially all the assets of the Company, including the equity of the Borrower, and is guaranteed by Holdings.

In connection with the terms of the Emblem Term Loan, the Company must first receive Emblem’s approval before entering into additional any debt agreements with non-affiliates of Emblem. The consequences of non-compliance with this requirement would result in a dollar-for-dollar prepayment of the Emblem Term Loan. Additionally, both the acquisition of assets outside the ordinary course of business, as well as capital expenditures over $250,000, would require Emblem’s prior approval.

Any voluntary or mandatory prepayment of the Emblem Term Loan at any time will be the greater of (i) 2.0 times the initial $60.0 million or (ii) all accrued and unpaid interest at the date of repayment.

A&R LLC Agreement and Exchange Agreement

In connection with the PMC Loan Agreement, PMC Subordinated Loan Agreement and Emblem Loan Agreement, the Company entered into an Exchange Agreement, dated September 20, 2024, with Emblem and PMC (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company agreed to issue to Emblem a new class of units of the Borrower, namely, Class C units (“Class C Units”), which are immediately exchangeable, subject to certain lock-up conditions, into shares of Class A common stock of Holdings equal to 19.99% of the outstanding fully diluted equity of Holdings. The Class C Units are governed by the Amended and Restated Limited Liability Company Agreement of the Borrower, dated September 20, 2024 (the “A&R LLC Agreement”), which was approved by Holdings’ board of directors on September 20, 2024. Additionally, upon approval of Holdings’ shareholders and the disbursement of an additional $50.0 million loan by Emblem at its option, the Company has agreed to issue to Emblem additional Class C Units and shares of Class B common stock of Holdings, which are exchangeable into shares of Class A common stock of Holdings that will make Emblem the owner of 49.99% of the outstanding fully diluted equity of Holdings. The Exchange Agreement requires the Company to file a proxy statement within 30 days of the date of the Exchange Agreement relating to a special meeting necessary to obtain the above-referenced approval of Holdings’ shareholders. Further, the Exchange Agreement provides that PMC has the right to require the Company issue to PMC Class C Units and shares Class B common stock equal to 25% of the outstanding fully diluted equity of Holdings, subject to any necessary shareholder approval. The Company will not be required to issue Class C Units and shares of Class B common stock to PMC to the extent such issuance would cause PMC to hold greater than 25% of the outstanding fully diluted equity of the Company.

The foregoing summaries of the A&R LLC Agreement, PMC Loan Agreement, PMC Subordinated Loan Agreement, Emblem Loan Agreement and Exchange Agreement are subject to, and qualified in their entirety by reference to, the full text thereof, which are filed as, as applicable, Exhibits 10.1 to 10.6 to this current report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 regarding the PMC Consolidated Loan, the PMC Term Loan and the Emblem Term Loan are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 regarding the issuance of the Class C Units is incorporated herein by reference. The Class C Units and underlying Class A common stock will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 1.01 regarding the A&R LLC Agreement is incorporated herein by reference. Additionally, on September 20, 2024, the board of directors of Holdings approved the Amended and Restated Tax Receivable Agreement (“A&R Tax Receivable Agreement”), which modified the terms of the original Tax Receivable Agreement, dated as of November 4, 2021, to allow for the participating members to be extended to any Class C Unit holders and to replace Bryan Freeman as the representative with a designee of Emblem. The foregoing summary of the A&R Tax Receivable Agreement is subject to, and qualified in its entirety by reference to, the full text thereof, which is filed as Exhibit 10.7 to this current report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 26, 2024, the Company issued a press release reporting the transactions reported in this current report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, regardless of any general incorporation language in those filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Limited Liability Company Agreement dated as of September 20, 2024.

10.2	Amended and Restated Super-Priority Loan and Security Agreement, dated as of September 20, 2024, by and between Real Good Foods, LLC, and PMC Financial Services Group, LLC.(1)

10.3	Amended and Restated Loan and Security Agreement dated as of September 20, 2024, by and between Real Good Foods, LLC, and PMC Financial Services Group, LLC.(1)

10.4	Super-Priority Loan and Security Agreement dated as of September 20, 2024, by and between Real Good Foods, LLC, and Emblem Investments Fund I, LP.(1)

10.5	Schedule to Loan and Security Agreement dated as of September 20, 2024, by and between Real Good Foods, LLC, and Emblem Investments Fund I, LP.

10.6	Exchange Agreement, dated as of September 20, 2024, between Real Good Foods, LLC, Emblem Investments Fund I, LP and PMC Financial Services Group, LLC.

10.7	Amended and Restated Tax Receivable Agreement dated as of September 20, 2024, between The Real Good Company, Inc. and each of the persons from time to time party thereto.

99.1	Press Release, dated September 26, 2024.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

(1)	Certain schedules (or other attachments) to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: September 26, 2024	By:	/s/ Tim Zimmer
Tim Zimmer
Chief Executive Officer